As filed with the Securities and Exchange Commission on November 3, 2015

Registration No. 333-190925

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 4

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Booz Allen Hamilton Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	26-2634160
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8283 Greensboro Drive,

McLean, Virginia 22102

(703) 902-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nancy J. Laben

Executive Vice President and General Counsel

8283 Greensboro Drive,

McLean, Virginia 22102

(703) 902-5000

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew E. Kaplan

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

(212) 909-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee (2)
Class A Common Stock, $0.01 par value per share(1)

(1)	An unspecified amount of Class A Common Stock is being registered as may from time to time be sold at unspecified prices. Pursuant to Rule 416(a) under the Securities Act of 1933, the shares being registered hereunder also include such indeterminate number of shares of common stock as may be issuable as a result of stock splits, stock dividends, recapitalizations or similar transactions.
(2)	The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee.

Explanatory Note

This registration statement is a post-effective amendment to the registration statement on Form S-3 (File No. 333-190925) of Booz Allen Hamilton Holding Corporation (the “Registrant”) filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2013, as amended by Post-Effective Amendment No. 1 filed with the SEC on May 28, 2014, Post-Effective Amendment No. 2 filed with the SEC on November 5, 2014 and Post-Effective Amendment No. 3 filed with the SEC on February 2, 2015 (the “Registration Statement”). The Registrant previously registered 53,000,000 shares of Class A Common Stock in the Registration Statement. This post-effective amendment to the Registration Statement is being filed for the purpose of (i) registering an unspecified amount of the Registrant’s Class A Common Stock pursuant to Rule 413(b) under the Securities Act of 1933, as amended, and (ii) filing additional exhibits to the Registration Statement. This post-effective amendment shall become effective immediately upon filing with the SEC. A prospectus to be used by the Registrant in connection with offerings of its shares of its Class A Common Stock is included in this Registration Statement.

PROSPECTUS

BOOZ ALLEN HAMILTON HOLDING CORPORATION

CLASS A COMMON STOCK

This prospectus relates to the offer and sale of shares of Class A common stock of Booz Allen Hamilton Holding Corporation from time to time in amounts, at prices and on terms that will be determined at the time of the offering by affiliates of the Company and certain other stockholders who are a party to the Company’s amended and restated stockholders agreement, which we refer to as the selling stockholders.

This prospectus describes the general manner in which the shares of our Class A common stock may be offered and sold by the selling stockholders. The specific manner in which shares of Class A common stock may be offered and sold will be described in a supplement to this prospectus. Information about the selling stockholders, including the relationship between any of the selling stockholders and us, will also be included in the applicable prospectus supplement.

Selling stockholders that are affiliates of Booz Allen Hamilton Holding Corporation may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and, as a result, may be deemed to be offering securities, indirectly, on our behalf. We will not receive any proceeds from the sale of the shares by the selling stockholders.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Class A common stock.

Investing in our securities involves risks. See the “Risk Factors” on page 5 of this Prospectus and any similar section contained in the applicable Prospectus Supplement concerning factors you should consider before investing in our securities.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “BAH.” On November 2, 2015, the last reported sale price of our Class A common stock on the New York Stock Exchange was $29.75 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2015.

i

About This Prospectus

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. By using a shelf registration statement, the selling stockholders to be named in a supplement to this prospectus may, from time to time, sell shares of Class A common stock in one or more offerings. Each time that the selling stockholders sell securities, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We are responsible for the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free-writing prospectus we prepare or authorize. Neither we nor the selling stockholders have authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise indicates or requires, references to: (i) “we,” “us,” “our” or our “company” refer to Booz Allen Hamilton Holding Corporation, its consolidated subsidiaries and predecessors; (ii) “Booz Allen Holding” refers to Booz Allen Hamilton Holding Corporation exclusive of its subsidiaries; and (iii) “Booz Allen Hamilton” refers to Booz Allen Hamilton Inc., our primary operating company and a wholly-owned subsidiary of Booz Allen Holding. Unless otherwise indicated, information contained in this prospectus is as of September 30, 2015. We have made rounding adjustments to reach some of the figures included in this prospectus and, unless otherwise indicated, percentages presented in this prospectus are approximate.

Certain Trademarks

This prospectus includes trademarks, such as Booz Allen Hamilton®, the Booz Allen Hamilton logo, and other trademarks or service marks of Booz Allen Hamilton Inc., which are protected under applicable intellectual property laws and are our property and/or the property of our subsidiaries. This prospectus also contains trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and tradenames.

Where You Can Find More Information; Incorporation by Reference

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

These periodic and current reports and all amendments to those reports are also available free of charge on the investor relations page of our website at http://www.boozallen.com. We have included our website throughout this filing as textual references only. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus (other than information that is furnished and not deemed filed under the Exchange Act).

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended March 31, 2015, filed with the SEC on May 21, 2015;

•	Our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2015, filed with the SEC on July 29, 2015, and the quarter ended September 30, 2015, filed with the SEC on October 28, 2015;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 18, 2015;

•	Our Current Reports on Form 8-K filed with the SEC on June 5, 2015, July 31, 2015 and October 23, 2015; and

•	The description of our Class A common stock contained in our Registration Statement on Form 8-A, dated November 16, 2010, filed with the SEC on November 16, 2010 and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Booz Allen Hamilton Holding Corporation

8283 Greensboro Drive,

McLean, Virginia 22102

Attention: Curt Riggle, Investor Relations

Telephone: (703) 902-5000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

The Company

We are a leading provider of management consulting, technology, and engineering services to the U.S. government in the defense, intelligence, and civil market. Additionally, we provide management and technology consulting services to major corporations, institutions, not-for-profit organizations, and international clients.

We are a well-known, trusted and long-term partner to our clients, who seek our expertise and objective advice to address their most important and complex problems. Leveraging our 100-year consulting heritage and a talent base of approximately 22,200 people, we deploy our deep domain knowledge, functional and technical expertise, and experience of innovative client service to help our clients achieve their objectives. We have a collaborative culture, supported by our operating model, which helps our professionals identify and respond to emerging trends across the markets we serve and deliver enduring results for our clients.

We were founded in 1914 by Edwin Booz, one of the pioneers of management consulting. In 1940, we began serving the U.S. government by advising the Secretary of the Navy in preparation for World War II. As the needs of our clients have grown more complex, we have expanded beyond our management consulting foundation to develop deep expertise in technology, engineering, and analytics. Today, we serve substantially all of the cabinet-level departments of the U.S. government, clients in selected commercial markets and international clients. Major government clients include the Department of Defense, all branches of the U.S. military, the U.S. Intelligence Community, and civil agencies such as the Department of Homeland Security, the Department of Health and Human Services, and the Department of the Treasury. We support these clients in addressing complex and pressing challenges such as combating global terrorism and improving cyber capabilities, transforming the healthcare system, improving efficiency and managing change within the government. In the commercial sector, we serve U.S. clients primarily in the financial services, healthcare, energy, retail and automotive markets. Our international clients are primarily in the Middle East and south-east Asia.

Our business strategy focuses on the proactive development, scaling, and delivery of market relevant capabilities to meet the needs of our clients today and, more importantly, will meet the needs of our clients in the future. Our approach has long been to ensure that we have prime or subcontractor positions on a wide range of contracts that allow clients maximum opportunity to access our services. Our diverse contract base provides stability to our business. This diversity is seen in the fact that over 78% of our revenue in our fiscal year 2015 was derived from over 3,300 active task orders under indefinite delivery, indefinite quantity (ID/IQ) contract vehicles.

Our principal executive offices are located at 8283 Greensboro Drive, McLean, Virginia 22102, Telephone: (703) 902-5000.

Risk Factors

Investment in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, as well as the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained or incorporated in this prospectus and any accompanying prospectus supplement include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. These risks and other factors include:

•	cost cutting and efficiency initiatives, budget reductions, Congressionally mandated automatic spending cuts, and other efforts to reduce U.S. government spending, including automatic sequestration required by the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012, the Bipartisan Budget Act of 2013 and the Bipartisan Budget Act of 2015), which have reduced and delayed contract awards and funding for orders for services especially in the current political environment or otherwise negatively affect our ability to generate revenue under contract awards, including as a result of reduced staffing and hours of operation at U.S. government clients;

•	delayed funding of our contracts due to uncertainty relating to and a possible failure of Congressional efforts to craft a long-term agreement on the U.S. government’s ability to incur indebtedness in excess of its current limits, or changes in the pattern or timing of government funding and spending (including those resulting from or related to cuts associated with sequestration or other budgetary cuts made in lieu of sequestration);

•	current and continued uncertainty around the timing, extent, nature, and effect of ongoing Congressional and other U.S. government action to address budgetary constraints, including, but not limited to, uncertainty around the outcome of Congressional efforts to craft a long-term agreement on the U.S. government’s ability to incur indebtedness in excess of its current limits and the U.S. deficit;

•	any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular;

•	changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support;

•	the size of our addressable markets and the amount of U.S. government spending on private contractors;

•	failure to comply with numerous laws and regulations;

•	our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors’ protests of major contract awards received by us;

•	the loss of General Services Administration Multiple Award schedule contracts, or GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs;

•	changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts;

•	our ability to generate revenue under certain of our contracts;

•	our ability to realize the full value of and replenish our backlog and the timing of our receipt of revenue under contracts included in backlog;

•	changes in estimates used in recognizing revenue;

•	an inability to attract, train, or retain employees with the requisite skills, experience, and security clearances;

•	an inability to hire, assimilate, and deploy enough employees to serve our clients under existing contracts;

•	an inability to timely and effectively utilize our employees;

•	failure by us or our employees to obtain and maintain necessary security clearances;

•	the loss of members of senior management or failure to develop new leaders;

•	misconduct or other improper activities from our employees or subcontractors, including the improper use or release of our clients’ sensitive or classified information;

•	increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments;

•	increased competition from other companies in our industry, and industry trend towards consolidation, which may result in the emergence of companies that are better able to compete against us;

•	failure to maintain strong relationships with other contractors;

•	inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification;

•	continued efforts to change how the U.S. government reimburses compensation related and other expenses or otherwise limit such reimbursements, including recent rules that expand the scope of existing reimbursement limitations, such as a reduction in allowable annual employee compensation to certain contractors as a result of the Bipartisan Budget Act of 2013, and an increased risk of compensation being deemed unallowable or payments being withheld as a result of U.S. government audit, review or investigation;

•	internal system or service failures and security breaches, including, but not limited to, those resulting from external cyber attacks on our network and internal systems or employee misconduct;

•	risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business or respond to market developments;

•	risks associated with new relationships, clients, capabilities, and service offerings in our U.S. and international businesses;

•	failure to comply with special U.S. government laws and regulations relating to our international operations;

•	risks related to our indebtedness and credit facilities which contain financial and operating covenants;

•	the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits;

•	risks related to completed and future acquisitions, including our ability to realize the expected benefits from such acquisitions;

•	an inability to utilize existing or future tax benefits, including those related to our stock-based compensation expense, for any reason, including a change in law;

•	variable purchasing patterns under U.S. government GSA schedules, blanket purchase agreements and indefinite delivery, indefinite quantity, or ID/IQ, contracts; and

•	other risks and uncertainties.

Important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” in this prospectus and any accompanying prospectus supplement, as well as in the documents we incorporate by reference. In light of these risks, uncertainties, and other factors, the forward-looking statements might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Proceeds

We will not receive any proceeds from the sale of Class A common stock by any selling stockholders.

Description of Capital Stock

The following descriptions of our capital stock and provisions of our third amended and restated certificate of incorporation, which we refer to as our amended and restated certificate of incorporation, and second amended and restated bylaws, which we refer to as our amended and restated bylaws, are summaries of their material terms and provisions. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation and amended and restated bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Common Stock

Our amended and restated certificate of incorporation authorizes the issuance of 646,000,000 shares of common stock, which includes:

•	600,000,000 shares of Class A common stock, par value $0.01 per share;

•	16,000,000 shares of Class B non-voting common stock, par value $0.01 per share;

•	5,000,000 shares of Class C restricted common stock, par value $0.01 per share; and

•	25,000,000 shares of Class E special voting common stock, par value $0.003 per share.

Shares of Class B non-voting common stock were issued to certain commercial partners in exchange for stock in Booz Allen Hamilton in connection with an investment in our company by affiliates of The Carlyle Group, which we refer to as Carlyle. At September 30, 2015, there were no shares of Class B non-voting common stock outstanding.

Shares of Class C restricted common stock were issued in connection with Carlyle’s investment in our company to certain officers in exchange for stock rights with an exercise date in 2008 under the Booz Allen Hamilton stock plan. Class C restricted common stock is restricted in that a record holder’s shares vest as set forth in the Officers’ Rollover Stock Plan, a program established in connection with Carlyle’s investment in our company that issues officers certain shares of common stock and options. At September 30, 2015, there were no shares of Class C restricted common stock outstanding.

Shares of Class E special voting common stock were issued pursuant to the Officers’ Rollover Stock Plan in connection with the exchange of stock and options in Booz Allen Hamilton for stock and options in Booz Allen Holding as part of the acquisition. The number of shares of Class E special voting stock issued in the exchanges equaled the number of Rollover options to purchase Class A stock also exchanged. In addition, a small number of shares of Class E special voting common stock that were not related to Rollover options were issued pursuant to the original stockholders agreement subsequent to the acquisition in connection with certain estate planning transfers. On September 30, 2015, the Company purchased, at par value, all issued and outstanding shares of Class E special voting common stock in connection with the exercise of the final tranche of Rollover options during the second quarter of fiscal 2016.

Holders of Class A common stock, Class C restricted common stock and Class E special voting common stock are entitled to one vote for each share on all matters to be voted on by stockholders. Except as otherwise provided by the Delaware General Corporation Law, or the DGCL, the holders of the voting common stock, as such, shall vote together as a single class. Except as required by the DGCL, the holders of Class B non-voting common stock will have no voting rights of any nature whatsoever.

Each share of common stock, except for Class E special voting common stock, is entitled to participate equally, when and if declared by the Board from time to time, in such dividends and other distributions in cash, stock, or property from our company’s assets or funds as may become legally available for such purposes subject to any dividend preferences that may be attributable to preferred stock that may be authorized and outstanding. In the event of our liquidation, dissolution or winding up, holders of our common stock, except for Class E special voting common stock (other than to the extent of its par value), will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and subject to the prior rights of any outstanding preferred stock. Because we are a holding company, our ability to pay dividends is subject to our subsidiaries’ ability to pay dividends to us, which is in turn subject to the restrictions set forth in our credit facilities.

Upon the transfer of any shares of Class B non-voting common stock or Class C restricted common stock, such shares will be automatically converted into shares of Class A common stock. Shares of our Class A common stock and Class E special voting common stock are not convertible into any other series or class of securities. However, shares of our Class E special voting stock are required to be repurchased by our company once the related options convert into Class A common stock. On September 30, 2015, the Company purchased, at par value, all issued and outstanding shares of Class E special voting common stock in connection with the exercise of the final tranche of Rollover options during the second quarter of fiscal 2016. The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future.

Preferred Stock

Our amended and restated certificate of incorporation authorizes us to issue 54,000,000 shares of preferred stock, $0.01 par value per share, the terms and conditions of which are determined by the Board upon issuance. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of any shares of preferred stock that our company may designate and issue in the future. At September 30, 2015, there were no shares of preferred stock outstanding. We have no present plans to issue any shares of preferred stock.

In addition, our amended and restated certificate of incorporation provides our Board with the authority, without any further vote or action by our stockholders, to designate and issue one or more series of preferred stock at their sole discretion and to fix the number of shares and the preferences, limitations and relative rights of the shares constituting any series. This provision makes it possible for our Board to issue preferred stock with super voting, special approval, dividend or other rights or preferences which could impede any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company, discouraging bids for the Class A common stock at a premium over the market price of the Class A common stock and may adversely affect the market price of, and the voting and other rights of the holder of, Class A common stock.

Amended and Restated Stockholders Agreement

In connection with the acquisition of Booz Allen Hamilton by Carlyle on July 31, 2008, Booz Allen Holding, Explorer Coinvest LLC, which we refer to as Coinvest, an entity controlled by Carlyle, certain members of the management of Booz Allen Holding and certain other stockholders of Booz Allen Holding entered into the stockholders agreement. On January 30, 2015, the stockholders agreement was amended and restated. The provisions of the amended and restated stockholders agreement that govern the director designation and registration rights and obligations of the parties described below shall terminate upon the earliest to occur of (i) such time as Carlyle holds less than 5% of the outstanding Class A common stock of Booz Allen Holding and (ii) a sale or change of control of Booz Allen Holding.

Subject to certain conditions and restrictions, a maximum of three of the nominees for election to the Board may be designated by Carlyle. The number of Board members that Carlyle is entitled to designate will be reduced to (i) two directors at such time as Carlyle holds less than 25%, but at least 15%, of the outstanding Class A common stock and (ii) one director at such time as Carlyle holds less than 15%, but at least 5%, of the outstanding Class A common stock. In addition, the two current members of the Board who were previously designated for nomination to the Board by our Chief Executive Officer shall continue to be designated for nomination to the Board until their resignation, discharge, death or retirement and, at all times, no fewer than one of the nominees for election to the Board, who shall be our Chief Executive Officer, is to be designated by our

Chief Executive Officer. Under the terms of the amended and restated stockholders agreement, Carlyle and our executive officers will be required to vote the voting shares of our common stock over which they have voting control in favor of the designees of Carlyle and our Chief Executive Officer.

Carlyle has registration rights with respect to 42,660,000 shares of Class A common stock that it controlled as of September 30, 2015 and, in certain circumstances, to the extent that Carlyle acquires shares of Class B or Class C common stock or options exercisable for shares of Class A common stock, it would have registration rights with respect to the shares of Class A common stock issuable upon conversion or exercise thereof. Booz Allen Holding has agreed to indemnify Carlyle and its affiliates from liabilities resulting from the registration of securities of Booz Allen Holding pursuant to the amended and restated stockholders agreement.

Corporate Opportunities

Our amended and restated certificate of incorporation provides that Carlyle has no obligation to offer us an opportunity to participate in business opportunities presented to Carlyle or its affiliates, including its respective officers, directors, agents, members, partners and affiliates even if the opportunity is one that we might reasonably have pursued, and that neither Carlyle nor its respective officers, directors, agents, members, partners or affiliates is liable to us or our stockholders for breach of any duty by reason of any such activities unless, in the case of any person who is a director or officer of our company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as an officer or director of our company. Stockholders will be deemed to have notice of and consented to this provision of our amended and restated certificate of incorporation.

Change of Control Related Provisions of Our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware Law

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws, and in the DGCL, may make it difficult, expensive and time-consuming for a third party to pursue a takeover attempt even if a change in control of our company would be beneficial to the interests of our stockholders. Any provision of our amended and restated certificate of incorporation or amended and restated bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock. These provisions are intended to:

•	enhance the likelihood of continuity and stability in the composition of our Board;

•	discourage some types of transactions that may involve an actual or threatened change in control of our company;

•	discourage certain tactics that may be used in proxy fights;

•	ensure that our Board will have sufficient time to act in what our Board believes to be the best interests of us and our stockholders; and

•	encourage persons seeking to acquire control of our company to first consult with our Board to negotiate the terms of any proposed business combination or offer.

Delaware Takeover Statute

In our amended and restated certificate of incorporation, we elected not to be governed by Section 203, as permitted under and pursuant to subsection (b)(3) of Section 203, until the first date that Coinvest and its affiliates no longer beneficially own more than 20% of our outstanding voting shares. After such date, we will be governed by Section 203. Section 203 of the DGCL, with specified exceptions, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder unless:

•	before that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or after that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation of the corporation with the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Section 203 defines an “interested stockholder” as:

•	any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation; and

•	any entity or person affiliated with or controlling or controlled by the entity or person.

Section 203 may make it difficult and expensive for a third party to pursue a takeover attempt that we do not approve, even if a change in control would be beneficial to the interests of our stockholders.

Classified Board; Vacancies and Removal of Directors

Our amended and restated certificate of incorporation and amended and restated bylaws provide that our Board will be divided into three classes whose members will serve three-year terms expiring in successive years. Any effort to obtain control of our Board by causing the election of a majority of the Board may require more time than would be required without such a staggered election structure.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that directors may only be removed from office for cause upon the affirmative vote of holders of at least a majority of the votes which all the stockholders would be entitled to cast. Our amended and restated certificate of incorporation and amended and restated bylaws provide that vacancies in our Board may be filled only by our Board. Any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred (including a vacancy created by increasing the size of the Board) and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. The number of directors shall be fixed and modified, but not reduced to less than three, from time to time by resolution of our Board.

These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of our Board that would effect a change of control.

Advance Notice Provisions for Stockholder Nominations of Directors and Stockholder Proposals

Our amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as director or to bring other business before an annual meeting of our stockholders. This procedure provides that, except as otherwise required by applicable law, only persons who are nominated by the Board, a committee appointed by the Board, or by a stockholder who has given timely written notice to our secretary prior to the meeting, will be eligible for election as directors, and only business that has been brought before an annual meeting by the Board, any committee appointed by the Board, or by a stockholder who has given timely written notice to our secretary prior to the meeting, may be conducted. Under the procedure, to be timely, notice must be received by the secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting of the preceding year. In addition, a stockholder’s notice proposing to nominate a person for election as director must contain specific information about the nominating stockholder and the proposed nominee, and a stockholder’s notice relating to the conduct of business other than the nomination of directors must contain specific information about the business and the proposing stockholder.

Requiring advance notice of nominations by stockholders allows our Board an opportunity to consider the qualifications of the proposed nominees and also provides a more orderly procedure for conducting annual meetings of stockholders. It also provides the Board with the opportunity to inform stockholders of proposed business prior to the meeting, so that stockholders can better decide whether to attend the meeting or to grant a proxy regarding the disposition of the business. These provisions may also have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to us or our stockholders.

Calling Special Stockholder Meetings; Stockholder Action by Written Consent

Our amended and restated certificate of incorporation and amended and restated bylaws provide that a special meeting of stockholders may only be called by our Board. Our amended and restated bylaws provide that any action taken by the stockholders must be effected at a duly called annual or special meeting, which may be called only by the Board.

These provisions make it procedurally more difficult for a stockholder to take action without a meeting and therefore may reduce the likelihood that a stockholder will seek to take independent action with respect to matters that are not supported by management.

Limitation of Liability of Directors; Indemnification of Directors and Officers

Our amended and restated certificate of incorporation contains provisions permitted under DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the DGCL (unlawful dividends); or

•	any transaction from which the director derives an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. The inclusion of this provision in our certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our amended and restated bylaws require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director without the approval of our Board. Our amended and restated bylaws provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

We have entered into an indemnification agreement with each of our directors and certain of our officers. The indemnification agreements provide our directors and certain of our officers with contractual rights to the indemnification and expense advancement rights provided under our amended and restated bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Supermajority Voting Requirements for Amendment of Certain Provisions of Our Amended and Restated Bylaws

Our amended and restated bylaws provide that our bylaws may be amended, altered or repealed at any regular or special meeting of the stockholders only if the amendment is approved by the vote of holders of at least two-thirds of the shares then entitled to vote at a general election of directors. In addition, amendments may be instituted by resolutions adopted by a majority of the Board at any special or regular meeting of the Board. These provisions make it more difficult for stockholders to remove or amend any provisions that may have an anti-takeover effect.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Computershare.

Plan of Distribution

The selling stockholders may sell the securities covered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that any of the selling stockholders sell securities covered by this prospectus, the selling stockholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including (i) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; (ii) if a fixed price offering, the public offering price of the securities and the proceeds to the selling stockholders; (iii) any options under which underwriters may purchase additional securities from the selling stockholders; (iv) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (v) terms and conditions of the offering and (vi) any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and the selling stockholders may each enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Our Class A common stock is listed on the New York Stock Exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP.

Experts

The consolidated financial statements of Booz Allen Hamilton Holding Corporation appearing in Booz Allen Hamilton Holding Corporation’s Annual Report (Form 10-K) for the year ended March 31, 2015, and the effectiveness of Booz Allen Hamilton Holding Corporation’s internal control over financial reporting as of March 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Booz Allen Hamilton Holding Corporation management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2015 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be borne by the selling stockholders) in connection with the securities being registered hereby.

SEC registration fee	$	*
Fees and expenses of the transfer agent	$	**
Printing expenses	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**

Total	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r) under the Securities Act and therefore is not currently determinable.
**	These fees will be calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation provides that our directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breach of their fiduciary duties. However, nothing contained in such provision eliminates or limits the liability of directors (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws provide for indemnification of the officers and directors to the full extent permitted by applicable law.

In addition, we have entered into agreements to indemnify our directors and executive officers containing provisions, which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 16.	Exhibits

(a)	Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, VA, on this the 3rd day of November, 2015.

BOOZ ALLEN HAMILTON HOLDING CORPORATION

By:	/s/ Kevin L. Cook
Kevin L. Cook
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Horacio D. Rozanski, Kevin L. Cook and Douglas S. Manya, or any of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all post-effective amendments, including without limitation post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462 of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* Ralph W. Shrader	Chairman of the Board	November 3, 2015

* Horacio D. Rozanski	President, Chief Executive Officer and Director (Principal Executive Officer)	November 3, 2015

/s/ Kevin L. Cook Kevin L. Cook	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 3, 2015

* Joan Lordi C. Amble	Director	November 3, 2015

/s/ Melody C. Barnes Melody C. Barnes	Director	November 3, 2015

* Peter Clare	Director	November 3, 2015

SIGNATURE	TITLE	DATE
* Ian Fujiyama	Director	November 3, 2015

* Mark Gaumond	Director	November 3, 2015

* Arthur E. Johnson	Director	November 3, 2015

* Philip A. Odeen	Director	November 3, 2015

* Charles O. Rossotti	Director	November 3, 2015

* Gretchen W. McClain	Director	November 3, 2015

*By:	/s/ Douglas S. Manya
Douglas S. Manya Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Underwriting Agreement.

3.1	Third Amended and Restated Certificate of Incorporation of Booz Allen Hamilton Holding Corporation (Incorporated by reference to Exhibit 3.1 to Booz Allen Hamilton Holding Corporation’s Quarterly Report for the period ended September 30, 2014 on Form 10-Q (File No. 001-34972)).

3.2	Second Amended and Restated Bylaws of Booz Allen Hamilton Holding Corporation (Incorporated by reference to Exhibit 3.2 to Booz Allen Hamilton Holding Corporation’s Quarterly Report for the period ended December 31, 2010 on Form 10-Q (File No. 001-34972)).

4.1	Form of Stock Certificate of Booz Allen Hamilton Holding Corporation (Incorporated by reference to Exhibit 4.5 to Booz Allen Hamilton Holding Corporation’s Registration Statement on Form S-1 dated September 30, 2010 (File No. 333-167645)).

5.1	Opinion of Debevoise & Plimpton LLP.

23.1	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature pages hereto).

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.